SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 1, 2006

Fisher Scientific International Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-10920	02-0451017
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

Liberty Lane, Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
The Board of Directors of Fisher Scientific International Inc. (the “Board”) held a meeting on March 1, 2006, at which it took the following actions with respect to director compensation:
•	increased cash compensation from $40,000 to $60,000 per year for service on the Board for all members, and for the chairman of the Audit Committee from $10,000 to $20,000 (in addition to Board compensation), effective January 1, 2006, and authorized non-employee directors to elect to have all or a portion of director fees, including deferred fees through an amendment to the Company’s Deferred Compensation Plan for Non-Employee Directors, paid in the form of Fisher Scientific International Inc. (“Company”) common stock;

•	approved an annual grant to each non-employee director of 2,000 restricted stock units vesting over a three-year period (with one-third vesting each year);

•	approved an amendment to the Retirement Plan for Non-Employee Directors of Fisher Scientific International Inc. to provide that, upon a change in control, a director with less than 5 years of eligible service on the Board will be deemed to have completed 5 years of eligible service for purposes of receiving benefits under the plan.
The Compensation Committee of the Board also held a meeting on March 1, 2006, at which it determined that the performance goals to be used under the Company’s 2006 Management Incentive Plan (the “MIP”) for 2006 for the Company’s senior executives would be based upon the Company’s net income and free cash flow (operating cash flow less capital expenditures). The MIP provides senior executives with the opportunity to receive cash bonuses for 2006 upon the achievement of specified performance goals under the Company’s 2005 Equity and Incentive Plan (the “2005 Plan”), which was approved by the Company’s stockholders in 2005.

Item 2.05      Costs Associated with Exit or Disposal Activities.
As previously indicated, due to challenging market conditions for its laboratory workstations business segment, the Company is evaluating its fit in the strategic direction of the Company’s businesses. In furtherance of such ongoing evaluation, on March 1, 2006, the Board authorized management to engage financial and other advisors to evaluate strategic alternatives for the laboratory workstations business, including its possible disposition. The Company has not yet established a definitive timetable for, or estimated the costs it will incur in connection with, such evaluation.
Item 9.01      Financial Statements and Exhibits.
(c)      Exhibits.
See Exhibit Index below.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER SCIENTIFIC INTERNATIONAL INC.
Dated: March 7, 2006	By:	/s/ Kevin P. Clark
		Name:	Kevin P. Clark
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	Amendment to Deferred Compensation Plan for Non-Employee Directors of Fisher Scientific International Inc.

10.02	Amendment to Retirement Plan for Non-Employee Directors of Fisher Scientific International Inc.